                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT


Merrill Lynch Pennsylvania Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:

We consent to the use in Post-Effective Amendment No. 6 to Registration Statement NO. 33-35442 or our report dated September 1, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
November 13, 1995